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                                                                     PRELIMINARY


                                 MYR GROUP INC.
                         2550 WEST GOLF ROAD, SUITE 200
                        ROLLING MEADOWS, ILLINOIS 60008


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, MAY 15, 1996




     The 1996 annual meeting of the stockholders of MYR Group Inc., a Delaware corporation (the "Company"), will be held at the Meadows Corporate Center, English Room, 2850 West Golf Road, Rolling Meadows, Illinois on Wednesday, May 15, 1996 commencing at 11:00 a.m., Chicago time, for the following purposes:

      1.   To elect two Class I directors.

      2. To consider and vote upon a proposal to approve the amendment to Article Fourth of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, $1.00 par value, from 6,000,000 to 10,000,000 shares.

      3.   To consider and vote upon a proposal to approve the Company's
           1996 Non-Employee Director Stock Ownership Plan, a copy of which is attached to the proxy statement as Appendix A.

      4. To consider and vote upon a proposal to approve the amendment to and restatement of the Company's 1989, 1990, 1992 and 1995 Stock Option Plans, copy of the form of amendment and restatement to the Plans is attached to the proxy statement as Appendix B.

      5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on March 27, 1996 has been fixed as the record date for the meeting. Only stockholders of record at that date are entitled to notice of and to vote at the meeting. A list of such stockholders will, for ten days prior to the meeting, be open for examination by any stockholder, for any purpose germane to the meeting, at the office of the Secretary of the Company, Suite 200, 2550 West Golf Road, Rolling Meadows, Illinois during regular business hours. You are cordially invited to attend the meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         Byron D. Nelson
                                         Secretary

Rolling Meadows, Illinois
April 15, 1996


THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.


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                                 MYR GROUP INC.
                         2550 WEST GOLF ROAD, SUITE 200
                        ROLLING MEADOWS, ILLINOIS 60008
                                 (847) 290-1891

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 1996


     This proxy statement is furnished to the stockholders of MYR Group Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the annual meeting of stockholders (the "Annual Meeting") to be held at the Meadows Corporate Center, English Room, 2850 West Golf Road, Rolling Meadows, Illinois on Wednesday, May 15, 1996 commencing at 11:00 a.m., Chicago time, and at any adjournment or adjournments thereof. The stockholders of the Company, at a special meeting of stockholders held on December 14, 1995, approved an amendment to Article First of the Company's Certificate of Incorporation changing the name of the Company from The L. E. Myers Co. Group to MYR Group Inc.

     This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 15, 1996. Proxies will be solicited principally by mail. Arrangements have been made with brokerage houses, custodians, nominees and fiduciaries to forward the proxy materials to the beneficial owners of common stock of the Company held of record by those firms. The Company will reimburse banks, brokers or other nominees for the expenses incurred in forwarding proxy material to beneficial owners. In addition, certain directors and officers and other employees may solicit proxies, without additional remuneration therefore, by personal contact, mail, telephone, telegraph, or electronic communication. The Company will bear the cost of this solicitation.

               RECORD DATE, SHARES OUTSTANDING AND VOTING RIGHTS

     The voting securities of the Company consist solely of its shares of common stock, $1.00 par value ("Common Stock"), 3,187,443 of which were issued and outstanding and entitled to vote at the close of business on March 27, 1996, the record date for the Annual Meeting. Each holder of record of shares of Common Stock at the record date is entitled to one vote for each share held on every matter submitted to the Annual Meeting. The election of two Class I directors will be determined by a plurality of the shares represented and entitled to vote at the Annual Meeting. The approval of the amendment to Article Fourth of the Company's Restated and Amended Certificate of Incorporation ("Certificate Of Incorporation") requires an affirmative vote by the holders of a majority of the shares issued and outstanding and entitled to vote at the meeting. The approval of the 1996 Non-Employee Director Stock Ownership Plan and the approval of the amendment to and restatement of the Company's 1989 1990, 1992 and 1995 Stock Option Plans require an affirmative vote by holders of a majority of the shares represented and entitled to vote at the meeting. Any other business properly brought before the Annual Meeting will be determined by a majority of the shares represented and entitled to vote at the Annual Meeting. An automated system administered by the Company's transfer agent will be used to tabulate the votes. Broker non-votes will be counted for purposes of determining whether a quorum is present for the meeting. Abstentions and broker non-votes will have the effect of a vote against the proposal to approve the amendment to the Certificate of Incorporation, the approval of the 1996 Non-Employee Director Stock Ownership Plan, and the approval of the amendment to and restatement of the 1989, 1990, 1992 and 1995 Stock Option Plans.

     Shares of Common Stock cannot be voted at the Annual Meeting unless the holder of record is represented by proxy or present at the meeting in person. The enclosed proxy is a means by which a stockholder may authorize the voting of his shares at the Annual Meeting. When the stockholder has properly executed and delivered the proxy, the shares represented thereby will be voted in accordance with the instructions thereon. The enclosed proxy may be revoked by the stockholdergiving it at any time before it is exercised, either in person at the meeting, by written notice to the secretary of the Company or by


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delivery of any later-dated proxy.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, such classes to be as nearly equal in number as possible. On January 3, 1995, in accordance with provisions of the Agreement and Plan of Merger dated October 5, 1994 (as amended) (the "Merger Agreement") by and among the Company, HMM Corporation (a wholly owned subsidiary of the Company) and Harlan Electric Company ("Harlan"), the Board of Directors amended the bylaws of the Company to provide that the number of directors which shall constitute the whole Board of Directors be increased from four to five and elected Mr. John M. Harlan as a Class I director to become the fifth director of the Company. Mr. Harlan was elected to serve a term from January 3, 1995 until the term of the Class I directors expires at the Annual Meeting. The Board of Directors, currently consists of two Class I directors (whose terms shall expire at the Annual Meeting), two Class II directors (whose terms shall expire at the 1997 annual meeting of stockholders) and one Class III director (whose term shall expire at the 1998 annual meeting of stockholders).

     The Board of Directors has nominated Mr. William G. Brown and Mr. John M. Harlan for election as Class I directors at the Annual Meeting. Mr. Brown and Mr. Harlan are the incumbent Class I directors. It is intended that shares represented by properly executed proxies will be voted at the Annual Meeting, in the absence of contrary instructions, for the election of Mr. Brown and Mr. Harlan as Class I directors. Should either or both Mr. Brown or Mr. Harlan be unavailable for election for any reason, such proxies will be voted for a substitute or substitutes nominated by the Board of Directors.

     The following information is set forth below with respect to each nominee and the incumbent directors: (i) his name, (ii) his age, (iii) all of his positions and offices with the Company, (iv) his business experience during the past five years, (v) his directorships in other publicly held companies, and
(vi) the period during which he has served as a director of the Company.

Class I (Nominees) - Term expires 1999

WILLIAM G. BROWN (53) Director since 1990. Partner in the law firm of Bell, Boyd & Lloyd, Chicago, Illinois since 1976. Mr. Brown is also a director of Medicus Systems Corporation, Dovenmeuhle Mortgage, Inc., CFC International, Inc., and Managed Care Solutions, Inc.

JOHN M. HARLAN (62) Director since 1995. Former Chairman and President of Harlan Electric Company (1963 - 1994).

Class II Directors - Term expires 1997

ALLAN E. BULLEY, JR. (63) Director since 1992. Chairman (since 1991) and Chief Executive Officer (since 1970) of Bulley and Andrews, a general construction firm, Chicago, Illinois.

BIDE L. THOMAS (60) Director since 1993. Former President and Chief Operating Officer of Commonwealth Edison Electric Company, an investor owned electric utility, Chicago, Illinois. Mr. Thomas is also a director of Northern Trust Corporation, The Northern Trust Company and R. R. Donnelley & Sons Company.

Class III Director - Term expires 1998

CHARLES M. BRENNAN III (54) Director since 1986. Chairman (since 1988) and Chief Executive Officer (since 1989) of the Company. Mr. Brennan is also a director of UNR Industries, Inc.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF WILLIAM G. BROWN AND JOHN M. HARLAN AS CLASS I DIRECTORS OF THE COMPANY



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GOVERNANCE OF THE COMPANY BY ITS BOARD OF DIRECTORS

     The bylaws of the Company require the Board of Directors to have an Audit Committee and permit the Board of Directors to designate, by resolution, other committees of the Board to have and exercise certain of the powers of the Board of Directors in the management of the business and affairs of the Company. The primary functions of the Audit Committee are to review the Company's interim and annual financial statements and the reports of its management and auditors thereon, and to report its findings and recommendations to the Board of Directors. The current members of the Audit Committee are Mr. Brown (Chairman), Mr. Bulley, Mr. Harlan, Mr. Thomas and Mr. Brennan (ex-officio). During 1994 the Board of Directors established a Compensation Committee. The current members of the Compensation Committee are Mr. Thomas (Chairman), Mr. Brown and Mr. Bulley. The primary purposes of the Compensation Committee are to administer the Company's stock option plans and incentive plans and set the compensation of the Chief Executive Officer and other executive officers. During 1995 the Board of Directors held five meetings, the Audit Committee held two meetings and the Compensation Committee held one meeting. During 1995, each director attended all meetings of the Board of Directors and all meetings of committees of which he is a member.

COMPENSATION OF DIRECTORS

     Each director of the Company who is not an employee of the Company or any of its subsidiaries is paid a fee of $12,000 annually plus $500 for each meeting of the Board of Directors or committee of the Board which he attends, with a maximum of one meeting fee payable for any calendar day.

     Under the terms of the 1993 Non-Employee Directors' Stock Option Plan ("1993 Plan") each non-employee director, upon his or her first election to the Board of Directors, receives an option to purchase 10,000 shares of Common Stock. The plan further provides that each director shall receive an option to purchase an additional 1,000 shares of Common Stock on the date each annual meeting of stockholders is held after the year in which the non-employee director was first elected to Board of Directors. The terms of the initial 10,000 share grant and of each of the subsequent 1,000 share grants are: (i) the option price shall be the average of the high and low prices of a share of common stock on the New York Stock Exchange on the date of grant; (ii) the option shall vest with respect to 25% of the shares six months after the date of grant, with respect to an additional 25% of the shares one year after the date of grant, with respect to an additional 25% of the shares two years after the date of the grant, and with respect to the final 25% of the shares three years after the date of the grant; (iii) the option shall expire ten years after the date of the grant. On January 3, 1995, Mr. Harlan was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $10.82 per share. On May 11, 1995, Messrs. Brown, Bulley and Thomas were granted an option to purchase 1,000 shares of Common Stock at an exercise price of $11.82 per share. On December 15, 1995, the Company paid a stock dividend of one share of Common Stock for each three shares of Common Stock held by stockholders as of the record date of November 30, 1995 (the "Stock Dividend"). Under the terms of the Company's stock option plans the number of shares subject to the plans and to options granted under the plans are proportionately adjusted in the event of a stock dividend or other events described in the plans. As a result of the Stock Dividend the number of shares covered by the initial stock option grants to Messrs. Brown, Bulley, Harlan and Thomas were adjusted from 10,000 shares to 13,334 shares. The number of shares covered by grants of option on the dates of annual meetings of stockholders to Messrs. Brown, Bulley and Thomas were increased from 1,000 shares to 1,334 shares. In both circumstances the exercise prices per share were reduced by twenty-five percent. In accordance with the terms of the 1993 Plan, as a result of the Stock Dividend, future initial grants will be in the amount of 13,334 shares and future grants on the dates of annual meetings, including the Annual Meeting, will be in the amount of 1,334 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the year ended December 31, 1995, the Company incurred legal fees for services rendered in the amount of $426,715 to Bell, Boyd & Lloyd of which Mr. Brown, a Director and member of the Compensation Committee, is a partner. The Company anticipates that Bell, Boyd & Lloyd will continue to provide legal services to the Company in 1996.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Report of the Compensation Committee"and "Performance Graph" will not be deemed to be filed or to be proxy


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soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933, as amended, or the Securities
Exchange Act of 1934, as amended (the   "Exchange Act").

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 3, 1995, the Company acquired all of the issued and outstanding shares of capital stock of Harlan in accordance with the terms of the Merger Agreement for a total consideration of $19,291,097 consisting of $13,611,557 of cash, $3,737,430 in non-escrow notes and $1,942,110 in escrow notes. The non-escrow notes provided that they may be converted into shares of Common Stock at a conversion price of $12.6212 at any time after January 4, 1996 and before January 3, 2002. The escrow notes provided that they may be converted into shares of Common Stock at a conversion price of $12.6212 at any time after the expiration of the representations and warranties of Harlan under the Merger Agreement and before January 3, 2002. As a result of the Stock Dividend and in accordance with the terms of the escrow and non-escrow notes the conversion price was decreased to $9.4659. John M. Harlan and his five brothers and sisters (the "Noteholders") received all of the escrow and non-escrow notes, aggregating $5,679,540 which are convertible into shares of Common Stock under the terms of the Merger Agreement. Both the escrow and non-escrow notes are for a term of seven years with interest being paid semi-annually and the principal being repaid in three equal payments on the fifth, sixth and seventh anniversary dates of the notes respectively. The escrow and the non-escrow notes may be redeemed by the Company at any time after January 3, 2000 or at any early time with the consent of the Noteholder. To the extent provided in the Merger Agreement, the Company may setoff against the escrow notes the amount of any damages the Company may have as a result of claims related to inaccurate representations or warranties of Harlan under the Merger Agreement. In exchange for his 61,223 shares of stock of Harlan, John M. Harlan, as trustee, received cash in the amount of $989,417, a 7% convertible subordinated non-escrow note in the amount of $537,098 and a 7% convertible subordinated escrow note in the amount of $279,096.

             AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted, subject to stockholder approval, an amendment to Article Fourth of the Company's Certificate of Incorporation, increasing the number of shares of Common Stock authorized for issuance to 10,000,000 shares. The Certificate of Incorporation presently provides that the total number of shares of capital stock authorized is 7,000,000 shares of which 6,000,000 shares are Common Stock and 1,000,000 shares are Preferred Stock, $1.00 par value. The amendment to the Certificate of Incorporation would increase the total number of shares of capital stock to 11,000,000 of which 10,000,000 are Common Stock and 1,000,000 are Preferred Stock. As of March 27, 1996, the record date for the Annual Meeting, there were 3,352,260 shares of Common Stock issued, of which 164,817 were held by the Company as treasury stock. In addition, 743,960 shares are reserved for issuance pursuant to outstanding stock options under the Company's stock option plans, 600,000 shares are reserved for issuance upon conversion of the escrow and non-escrow notes related to the Merger Agreement, and 412,096 are reserved for issuance for shares of stock authorized for future grants of stock options under the Company's stock option plans. The total number shares of Common Stock issued and reserved for issuance is 5,108,316. As of March 27, 1996 no shares of Preferred Stock were issued and outstanding and no shares of Preferred Stock were reserved for issuance.

     The Board of Directors believes an increase in the authorized number of shares of Common Stock will be of advantage to the Company. Increasing the number of authorized shares will provide additional shares for issuance for any valid corporate purpose, including stock splits, stock dividends, potential acquisitions and raising capital by the sale of additional shares. The Board of Directors has no present plans, agreements or understandings with respect to any transactions which would require the issuance of any authorized shares of capital stock, including Common Stock, other than pursuant to the transactions described above for which shares of Common Stock have been reserved. The Board of Directors will make the determinations for future issuances of authorized shares of Common Stock in the best interests of stockholders. If the amendment to Article Fourth of the Certificate of Incorporation is approved, such future issuances by the Board of Directors with respect to the shares already authorized and authorized thereby may be generally made without further action by stockholders.

     The par value of $1.00 per share of Common Stock will not change as a result of the approval of the amendment to Article Fourth of the Certificate of Incorporation.


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     The text of the proposed amendment is set forth below:

     On page 3 of the Certificate of Incorporation, the first paragraph of Article Fourth shall be changed:

   FROM: "FOURTH: The number of shares of all classes of stock which the corporation shall have authority to issue is seven million (7,000,000), of which six million (6,000,000) shares of the par value of $1.00 each are to be of a class designated as Common Stock and one million (1,000,000) shares are to be of a class designated Preferred Stock. The Preferred Stock shall be issuable in series."

   TO: "FOURTH: The number of shares of all classes of stock which the corporation shall have authority to issue is eleven million (11,000,000), of which ten million (10,000,000) shares of the par value of $1.00 each are to be of a class designated as Common Stock and one million (1,000,000) shares are to be of a class designated Preferred Stock. The Preferred Stock shall be issuable in series."

     The approval of the amendment requires a vote in favor of the amendment by a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                  APPROVAL OF
                1996 NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN

     General. The Board of Directors unanimously adopted on March 20, 1996 and recommends the stockholders approve the MYR Group Inc. 1996 Non-Employee Stock Ownership Plan (the "Stock Plan"). A copy of the Stock Plan is attached as Appendix A to this proxy statement. The following summary of the Stock Plan is qualified in its entirety by reference to the text of the Stock Plan.

     Purpose. The purpose of the Stock Plan is to further the growth, development and financial success of the Company by strengthening the Company's ability to attract and retain the services of knowledgeable non-employee directors by facilitating further purchases of stock.

     Administration. The Stock Plan is administered by the Board of Directors of the Company whose interpretation and administration of the plan are final.

     Eligibility and Shares Covered. Persons eligible to participate in the Stock Plan are only non-employee directors of the Company. Nothing in the Stock Plan shall be deemed to create an obligation of the Board to renominate a director for election to the Board. The total number of shares available for award under the Stock Plan may not exceed 50,000 subject to adjustment in the event of a merger, reorganization, recapitalization, liquidation, stock dividend, split up, share combination, or other change in capitalization of the Company, in which case the Board of Directors shall provide for equitable adjustment in the number of shares then subject to the Stock Plan.

     Awards of Restricted Stock. Each non-employee director has the right to elect in writing to receive all or part of his or her annual retainer fee, which would otherwise be payable quarterly in cash, in shares of restricted stock. The restricted shares will be awarded pursuant to such election on the date of the annual meeting of stockholders in the year for which such election is made. For purpose of the Stock Plan the year shall commence on the date of an annual meeting of stockholders and shall conclude on the date of the next annual meeting of stockholders. Election must be made in writing to the Secretary of the Company, not less than six months prior to the date of the annual meeting of stockholders on which the election is to become effective except that a Participant may make an election for the year beginning with the date of the Annual Meeting not later than April 30, 1996. A participant's election shall be effective from year to year unless changed by the Participant. No change in an election shall be effective prior to an annual meeting date at least six months after the date of the change. The number of


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restricted shares to be awarded is determined by dividing the amount of the retainer elected by the non-employee director to be paid in shares of restricted stock by the average of the closing sales prices of the Common Stock on the New York Stock Exchange on each of the ten trading days immediately preceding the date of the award and rounding to the nearest whole number. Elections must be made prior to December 31 of the year preceding the year for which such election has been made.

Restrictions on Stock Awarded. At the time that restricted stock is issued the participating non-employee director becomes a stockholder of the Company with respect to the restricted stock and shall be entitled to vote the shares and to receive all dividends. If a dividend is paid in stock, the stock shall be held by the Company subject to the same restrictions as the restricted stock that is a basis of the dividend. All stock certificates are to be held in custody by the Company for the account of the participant together with stock powers executed by the participant in favor of the Company. The shares issued under the Stock Plan may not be sold, pledged, assigned, transferred, gifted, or otherwise alienated or hypothecated until the restrictions lapse. The restrictions lapse upon the earlier of (a) five years from the date of the award or (b) termination of the participant's service as a director by reason of death, disability or retirement from the Board. The Company may impose such other restrictions as it deems necessary or advisable, including imprinting a legend on the stock certificates and restrictions to achieve compliance with the securities laws and stock exchange requirements. Upon lapse of the restrictions, the certificates representing the shares are to be delivered to the participating non-employee director or to his or her legal representative. In the event that the participating non-employee director's service as a director is terminated for fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Company, all restricted stock is forfeited.

     Change in Control. Notwithstanding the other provisions of the Stock Plan, the restrictions on the restricted stock lapse, and the restricted stock is vested in the participating non-employee director, upon a Change in Control of the Company. A Change in Control includes (i) the acquisition by any person or group acting in concert of beneficial ownership of 30% or more of the Company's outstanding shares of Common Stock, with certain exceptions, (ii) a change in the composition of the Company's Board of Directors in any 36 month or less period such that a majority of the directors serving at the end of the period were not serving at the beginning of the period, unless at the end of the period the majority of the directors in office were nominated upon the recommendation of a majority of the Board at the beginning of the period, or
(iii) approval by stockholders of the Company of a merger, consolidation or similar transaction, or the sale of all or substantially all of the Company's consolidated assets, as to which those stockholders immediately prior to such transaction are not the owners of more than 30% of the resulting corporation's outstanding voting securities after such event.

     Federal Tax Consequences. Under existing federal income tax law, no income will be recognized to the participant at the time of the restricted stock award. Upon lapse of restrictions, the participant will be required to treat as ordinary income the fair market value of the stock and the Company will be entitled to a deduction in such amount.

     Amendments. The Board of Directors may terminate, amend or modify the Stock Plan at any time provided that the provisions concerning the price or timing of awards may not be amended more than once every six months other than to comply with changes in applicable law. The Stock Plan may not be amended to materially increase the number of shares available for grant under the Stock Plan, modify the eligibility requirements or increase the benefits without Stockholder approval. The Stock Plan terminates upon the award of all of the shares subject to it but in no event later than December 31, 2005. Upon approval of the Stock Plan by stockholders, the Stock Plan shall become effective.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPANY'S 1996 NON-EMPLOYEE DIRECTORS STOCK PLAN.


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                        AMENDMENT AND RESTATEMENT OF THE
             COMPANY'S 1989, 1990, 1992 AND 1995 STOCK OPTION PLANS


     Background. The stockholders of the Company approved the Company's 1989 Stock Option Plan on September 15, 1989 (the "1989 Plan"), the Company's 1990 Stock Option Plan on May 14, 1990 (the "1990 Plan"), the Company's 1992 Stock Option Plan on May 21, 1992 (the "1992 Plan") and the Company's 1995 Stock Option Plan (the "1995 Plan") on May 11, 1995, which plans shall be collectively referred to hereafter as the "Plans". Subsequent to the approval of the 1989 Plan, the 1990 Plan and the 1992 Plan the Board of Directors has, from time to time, amended these plans ("Prior Amendments"). None of these amendments to the 1989, 1990 and 1992 Plans has (a) materially increased the benefits accruing to participants under the Plans; (b) increased the number of shares of Common Stock which may be issued under the Plans; or (c) materially modified the requirements as to eligibility for participation in the Plans, and therefore no stockholder approval of the Prior Amendments was required under
Section 16b-3 of the Securities Exchange Act of 1934 (as amended).

     Purpose. On March 20, 1996 the Board of Directors unanimously adopted and recommends that the stockholders approve an identical amendment to each of the Plans (the "Amendments"). The purposes of the Amendments are: (i) to provide an ability to the Committee which administers the Plans to grant restricted shares of Common Stock ("Restricted Shares") in addition to stock options under the terms of the Plans; (ii) to make certain that the Company will be able to deduct the full amount of compensation of any employee during the year in which such employee receives compensation as a result of a grant of a stock option or options, the exercise of a stock option or options or the grant of Restricted Stock in accordance with Section 162(m) of the Internal Revenue Code of 1986 (as amended) and (iii) to change the names of the Plans to reflect the change in the Company's name to MYR Group Inc. The Board of Directors also adopted and recommends that the stockholders approve restatements of each of the Plans to incorporate the Amendments together with the Prior Amendments to each of the Plans. Each of the Plans, as so amended and restated, is identical except with respect to (i) the number of shares authorized to be issued under each of the Plans, (ii) the effective dates of the Plans, (iii) the dates after which no further grants shall be made under the Plans, and (iv) the name of the Plans.
A copy of the form of amended and restated plan is attached to this proxy statement as Appendix B. The form of amended and restated plan sets forth the specific differences among the 1989 Plan, the 1990 Plan, the 1992 Plan and the 1995 Plan. The following summary of the Amendments and the amended and restated form of plan is qualified in its entirety by reference to the text of the form of amended and restated plan. Approval by stockholders of the form of amended and restated plan shall be deemed to be approval of the Amendments and of the amendment and restatement of the 1989 Plan, the 1990 Plan, the 1992 Plan and the 1995 Plan ("Amended and Restated Plans").

SUMMARY OF THE AMENDMENTS

     Name of the Plans. The Amendments to the Plans provide that the names of the Plans shall be changed to the MYR Group Inc. 1989, 1990, 1992 and 1995 Stock Option and Restricted Stock Plans, respectively.

     Number of Shares Covered by Grants to Any Individual. The Amendments to the Plans provide that the number of shares of Common Stock covered by any option or options together with the number of shares of Restricted Stock granted to any single individual will not, in the aggregate, exceed 75% of the number of shares of Common Stock authorized to be issued under such plan.

     Administration. Under the terms of the Amendments the Committee which administers the Plans shall, in addition to its authority with respect to the granting of stock options have the authority, in its sole discretion, (a) to determine the individuals to whom Restricted Shares are granted; (b) to determine the number of Restricted Shares subject to a grant; (c) the time or times when Restricted Shares are granted; (d) to determine the time or times, or conditions upon which, restriction on the Restricted Shares lapse (the duration of such restrictions hereinafter referred to as the "Restricted Period"); (e) to accelerate the Restricted Period for Restricted Shares; (f) to determine the terms of each grant of Restricted Shares; (g) to prescribe the form or forms of agreements which evidence Restricted Shares granted; and (h) to interpret the Plan and to adopt rules or regulations which, in the Committee's opinion, may be necessary or advisable for the administration of the Plan. Except as described above, the Amended and Restated Plans provide for no changes in the authority of the Committee under the Plans.

     Rights and Restrictions Governing Restricted Shares. At the time of grant of Restricted Shares, one or more certificates representing the number of shares of Common Stock granted to an individual shall be registered in such individual's name or for such individual's benefit either individually or collectively with others. The certificates shall be held by the Company for the account of the individual. The individual shall have other rights of a holder as to such shares of Common Stock including the right to vote such shares and the right to receive cash dividends declared and paid to holders of Common Stock. The individual shall not be entitled to receive the certificates representing the shares of Common Stock subject to the grant of Restricted Shares until the restrictions with respect to the Restricted Shares have lapsed. If a dividend is paid in shares of Common Stock, such shares of Common Stock shall be held by the Company subject to the same restrictions as the Restricted Stock that is the basis of the stock dividend. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restrictions apply. Except to the extent the individual's employment is terminated by reason of death, permanent disability or retirement (as defined in the Plans), Restricted Shares shall be forfeited and all rights of the individual with respect to Restricted Shares shall terminate without further obligation of the Company in the event the individual granted the Restricted Shares does not remain in the continuous employment of the Company for the entire Restricted Period.

     Payment of Restricted Shares. At the end of the Restricted Period, all restrictions shall lapse as to the Restricted Shares and one or more certificates for the appropriate number of shares of Common Stock shall be delivered to the individual, unless the Committee, in its sole discretion, has authorized the individual, at his request, to defer the receipt of all or any portion of the Restricted Shares in accordance with the terms of the amendment.

     Federal Tax Consequences of Restricted Share Grants. Under existing federal income tax law, no income will be recognized by the individual to whom Restricted Shares have been granted at the time of the Restricted Shares award. Upon the expiration of the Restricted Period, the individual will be required to treat as ordinary income the fair market value of the stock and the Company will be entitled to a deduction in such amount.

SUMMARY OF THE AMENDED AND RESTATED PLANS

     Number of Shares Authorized Under the Plans. The Amendments to and the Amended and Restated Plans DO NOT provide for any increase in the number of shares previously authorized under the Plans. As originally adopted by the Board of Directors and approved by the stockholders of the Company, the 1989 Plan, the 1990 Plan, the 1992 Plan and the 1995 Plan authorized the issuance of up to 300,000, 200,000, 200,000 and 300,000 shares of Common Stock respectively. The terms of each of the Plans provides that the number of shares covered by options issued, Restricted Stock granted and authorized for issuance thereunder shall be adjusted in the event the outstanding Common Stock is changed by any stock dividend, stock split or combination of shares. As a result of the Stock Dividend, the number of shares authorized for issuance under the 1989 Plan, 1990 Plan, 1992 Plan and 1995 Plan was automatically increased to 400,000, 266,667, 266,667 and 400,000 respectively (less the number of shares previously issued as adjusted).

     Eligibility. All key employees of the Company are eligible to be considered as recipients of a grant or grants of options to purchase shares of Common Stock or grants of Restricted Shares under the Plans. There are currently approximately sixty such key employees.

     Administration. The Plans shall be administered by a committee of the Board of Directors (the "Committee") which consists of not less than two members of the Board of Directors who are not employees or officers of the Company. Members of the Committee shall be appointed from time to time by the Board of Directors. In addition to the authority of the Committee with respect to Restricted Stock Grants described under SUMMARY OF THE AMENDMENTS - Administration, the Committee shall, subject to the terms of the Plans, have the authority, among other things, to determine (i) the persons to be granted options; (ii) the number of shares subject to each option; (iii) the exercise price of the option (which price shall not be less than the fair market value of the option at the time of grant); (iv) the time or times when the option may be exercised; (v) the date the option terminates (which shall not be more than 10 years after the grant date); (vi) whether the option may be transferred (as limited by the Plans); (vii) the form of payment for the exercise price; and
(viii) whether the option shall include a right to receive dividend equivalent payments.

     Termination of Employment. In the event that an optionee ceases to be an employee of the Company or any subsidiary for any reason except death, permanent disability, retirement or termination for cause, such individual's options may be exercised at any time during their specified term for a period of 90 days after the date of such termination. If such individual's employment is terminated by death, permanent disability or retirement his or her options may be exercised by such individual (or in the event of his or her death, by such individual's heirs, legatees, or legal representatives) during their specified term for a period of up to 3 years following such event to the extent that such options were exercisable at the date of termination, unless otherwise accelerated by the Committee in its discretion. In the event of termination of employment for cause, the optionee's options shall expire and all rights to purchase shares of Common Stock pursuant thereto shall cease immediately.

     Non-transferability of Options. Except to the extent provided below, no option granted under the Plans may be transferred by the optionee (except, in the event of the optionee's death, by will or the laws of descent and distribution, to the limited extent described in "Termination of Employment".) The Committee may, however, in its discretion, grant an option which would permit the optionee, at any time prior to his or her death, to transfer all or a portion of such option to: (i) his or her spouse or lineal descendants or the spouse or spouses of his or her lineal descendants; (ii) the trustee of a trust established for the benefit of his or her spouse or lineal descendants or the spouse or spouses of his or her lineal descendants; or (iii) a partnership whose only partners are the spouse and/or lineal descendants and/or the spouse or spouses of the lineal descendants of the optionee; provided that the form of such transfer sets forth the transfer limitations, the optionee receives no consideration from the transferee, and the transferee is subject to all of the terms of the option. The transfer shall be evidenced by an appropriate written document received by the Company on or prior to the date of the transfer.

     Amendment of the Plans. The Board of Directors may amend or discontinue the Plans at any time. However, no such amendment or discontinuance may change or impair any option previously granted without the consent of the optionee.

     Federal Tax Consequences of Options. Options granted under the 1995 Plan are not intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code. The Company understands that under current federal income tax law that (i) no income will be recognized by the optionee at the time of grant of an option; (ii) upon exercise of an option, the optionee will be required to treat as ordinary income the difference between the option price and the fair market value of the stock purchased on the date of exercise; and (iii) the Company will be entitled to treat as a deduction the amount recognized as income by the optionee at the time of exercise.

     Effective Dates and Termination Dates of the Plans. The Plans as approved by stockholders were effective as of the date of adoption of the Plans by the Board of Directors. The 1989 Plan was effective as of January 3, 1989. The 1990 Plan was effective as of October 26, 1989. The 1992 Plan was effective as of March 12, 1992. The 1995 Plan was effective as of January 3, 1995. No option nor Restricted Stock may be granted after January 2, 1999 under the 1989 Plan, October 25, 1999 under the 1990 Plan, March 11, 2002 under the 1992 Plan and January 2, 2005 under the 1995 Plan.

     No Restricted Shares have been granted under the Plans as of the date of this proxy statement and no Restricted Stock will be granted until the Amendments are as set forth in the form of amended and restated plan is approved by stockholder of the Company. In the event the Amendments and the Amended and Restated Plans are not approved, the 1989 Plan, 1990 Plan, 1992 Plan and 1995 Plan will continue to be administered in accordance with their terms as they existed immediately prior to the adoption of the Amendments by the Board of Directors on March 20, 1996 and will be so amended and restated.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO AND THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1989, 1990, 1992 AND 1995 STOCK OPTION PLANS.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company, their respective ages, positions held and tenure as officers are set forth below:

                               Position(s) Held                                      Officer of the
Name                      Age  with the Company                                      Company Since
- ----                      ---  ----------------                                      -------------
Charles M. Brennan III    54   Chairman and Chief Executive Officer                       1988

Ronald J. Keller (1)      58   Vice President of Sturgeon Electric Company, Inc.          1996
                               (a wholly owned subsidiary)

William S. Skibitsky (2)  46   Executive Vice President and President of The L. E.        1994
                               Myers Co. (a wholly owned subsidiary)

Byron D. Nelson           49   Senior Vice President, General Counsel and Secretary       1984

Elliott C. Robbins        49   Senior Vice President, Chief Financial Officer             1984
                               and Treasurer



(1) Sturgeon Electric Company, Inc. was acquired by the Company on January 3, 1995 pursuant to the Merger Agreement. Mr. Keller is responsible for the commercial and industrial electrical construction operations of the Company. Mr. Keller was named an executive officer of the Company on February 21, 1996.

(2) Mr. Skibitsky was elected Executive Vice President of the Company on February 21, 1996 and was elected President of The L. E. Myers Co. (a wholly owned subsidiary of the Company) on May 12, 1994. Mr. Skibitsky is responsible for the operations of The L. E. Myers Co., Harlan Electric Company, and Power Piping Company (subsidiaries of the Company) and all electric utility construction operations of the Company.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     In 1994, the Board of Directors established a Compensation Committee (the "Committee") which consists of Mr. Thomas (Chairman), Mr. Brown and Mr. Bulley. The subcommittee of Committee administers the Company's 1989, 1990, 1992 and 1995 Stock Option Plans, and the Company's Management Incentive Plan ("MIP"). In addition, the Compensation Committee sets the compensation for the Chief Executive Officer and for the other named executive officers of the Company. The purpose of the overall compensation program of the Company is to attract and incent key operating and management personnel. The principal components of the compensation of the Chief Executive Officer and the other named executive officers are base salary, short term incentive awards under the Company's MIP, and long term incentives under the Company's stock option plans.

     The Committee bases its decisions regarding compensation of the Chief Executive Officer on the philosophy that a significant portion of his compensation must be determined by the performance of the Company against its business plan. It believes generally that base salaries should be competitive within the industries in which the Company conducts its business and should be within the range of mean and mid-points for comparable positions as determined by various industry compensation analysts and studies. In addition, incentive compensation awards and stock options should provide an opportunity based upon performance for the Chief Executive Officer, Executive Officers and other key management personnel to earn additional compensation which would place them in the upper quartile of compensation ranges for comparable positions within the industries in which the Company conducts its businesses.

     The MIP provides that the Chief Executive Officer, the other named Executive Officers, and certain other key management personnel are eligible for an award for each calendar year in which the Company achieves at least 75% of its planned earnings per share goal for the year. This minimum performance requirement may be amended, from time to time, by the Board of Directors. Awards may be granted to all, some, or none of the aforementioned eligible participants and may vary from 10% to 115% of the individual's base salary.
The amount of the award for the Chief Executive Officer is determined by the Committee based upon an evaluation of the Company's performance against its business plan in terms of earnings per share and the Committee's overall evaluation of the Chief Executive Officer's performance. In addition to the evaluation of the Company's overall performance against plan, the amount of the awards for the other named executive officers who are responsible for divisions of the Company's operations are determined by the Committee based upon an evaluation of each such Executive Officer's division's performance compared to its business plan revenues, contract margins and operating income. The Committee also considers in its determination of awards, the evaluation of performance against certain other specific goals, such as safety, an element of which is measured by a reduction in lost time accidents, established at the time of the business plans for the year are finalized, and the evaluation of the executive officer's overall performance in his position. Awards for Executive Officers who are not responsible for division operations are determined by the Committee based upon the Company's overall financial performance against its business plan in the same manner as for the Chief Executive Officer and an evaluation of such Executive Officer's overall performance in his or her position, considering the responsibilities of such executive officer. The Board of Directors may grant discretionary awards notwithstanding the terms of the MIP. Awards, if any, to the named Executive Officers under the MIP (or a predecessor plan) for 1993, 1994 and 1995 are set forth in the Summary Compensation Table.

     The Company utilizes stock options as longer term compensation vehicles. The outside directors believe that significant linkage between the compensation of the Chief Executive Officer, the named executive officers and key management personnel and the maximization of stockholder wealth through appreciation in the value of Common Stock is created through the use of stock options. Options are generally priced at the fair market value of the underlying stock on the date of the grant of the option and vest incrementally over four to five years. The Committee believes the incremental vesting provides a longer term incentive to its executive officers thereby providing a compensation vehicle by which to retain successful managers. In 1992 the outside directors awarded Mr. Brennan a stock option to purchase 75,000 shares of Common Stock as a longer term incentive. The exercise price per share was the fair market price on the date of grant. As a result of the Stock Dividend the number of shares was adjusted to 100,000 shares and the exercise price was reduced by twenty-five percent. Mr. Brennan's option vests approximately nine years from the date of grant subject to acceleration at the sole discretion of the outside directors. The vesting schedule may be accelerated from time to time by the outside directors based upon Mr. Brennan's progress in achieving the Company's strategic objectives. In February 1995 the Committee accelerated the date upon which the option could be exercised with respect to 20,000 of the shares of Common Stock to February 22, 1995. As a result of the Stock Dividend the number of shares was increased to 26,667. In February 1995 the Committee granted Mr. Brennan a new option to purchase 30,000 shares of Common Stock at an exercise price of $10.88 per share. As a result of the Stock Dividend the number of shares of Common Stock covered by this grant was increased to 40,000 and the exercise price was reduced to $8.16 per share.

                                     COMPENSATION COMMITTEE
                                     Bide L. Thomas, Chairman
                                     William G. Brown
                                     Allan E. Bulley, Jr.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table, including footnotes, shows for the years 1995, 1994, and 1993, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the named Executive Officers in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE


                                                                       Long Term
                                                                      Compensation
                     Annual Compensation                                 Awards
- --------------------------------------------------------------       --------------
                                                  Other Annual                              All Other
   Name and Principal           Salary    Bonus   Compensation        Options/SARs         Compensation
        Position          Year  ($) (1)    ($)      ($) (2)               (#)                ($) (3)
- ---------------------     ----  -------  -------  ------------       --------------        ------------
Charles M. Brennan        1995  300,000  193,500     69,495              40,000  (6)          69,546
Chairman and              1994  250,000        0     69,440  (4)              0               64,865
Chief Executive Officer   1993  250,000        0     69,495  (4)              0               56,027

William S. Skibitsky (5)  1995  163,850  102,000      8,070              13,334  (6)          11,996
President -               1994  101,540   40,000      5,352              33,334  (6)          27,413  (8)
The L.E. Myers Co.

Elliott C. Robbins        1995  150,000   76,000      6,864              16,667  (6)          27,757
Senior Vice President     1994  135,000   50,000      6,765                   0               26,426
Treasurer and Chief       1993  133,270        0      6,724              13,334  (6,7)        17,607
Financial Officer

Byron D. Nelson           1995  150,000   76,000      6,862              16,667  (6)          27,746
Senior Vice President     1994  130,000   50,000      6,730                   0               25,699
General Counsel and       1993  128,270        0      6,688              13,334  (6,7)        17,114
Secretary

Notes to Summary Compensation Table

(1) Includes amounts deferred at the election of the named executive officers under the 401(k) feature of the Company's Profit Sharing and Thrift Plan.

(2) Includes automobile allowances of $600, $500, and $500 per month for Messrs. Skibitsky, Robbins, and Nelson respectively. Mr. Brennan was provided with an automobile by the Company commencing in 1993. Includes income related to premium costs of group term life insurance in excess of $ 50,000 provided by the Company.

(3) Includes: (i) the vested portion of Company contributions to the Profit Sharing and Thrift Plan and (ii) dividend equivalent payments under the Company's Stock Option Plans on stock options held by the named executive officers for all reported years. Includes amounts accrued by the Company as unfunded liabilities for Mr. Robbins and Mr. Nelson pursuant to Supplemental Retirement and Death Benefit Agreements (SRDB Agreements) with them. Under the SRDB Agreements these named executive officers are entitled, upon retirement or permanent disability, to an aggregate amount equal to two times their highest base salary (Benefit Amount) payable in 120 equal monthly installments over a period of 10 years (or, in the event of death, to their beneficiary over 15 years). The Benefit Amount is reduced by 15%, 25%, 33.33%, 40% and 45% in the event the named executive officer retires at age 64, 63, 62, 61, or 60, respectively. No benefit shall be paid in the event of the named executive officer's retirement prior to age 60.

(4) In 1991, in lieu of any other retirement not available generally to all employees, Mr. Brennan was granted an option to purchase 50,000 shares of Common Stock and borrowed the exercise price from the Company to exercise the option. Included in the amount set forth is a payment of $68,000 to Mr. Brennan which is equal to the amount of principal payment payable to the Company by Mr. Brennan on December 31, 1993, 1994 and 1995 under the terms of the promissory note evidencing the loan. Upon receipt, Mr. Brennan immediately paid these amounts to the Company as payment of the principal due on the note. The amount does not include an additional payment of $37,506 for 1995, $42,549 for 1994, and $48,222 for 1993, which is equal to the amount of interest accrued on the promissory note at the applicable Federal rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended. On December 31, 1995, December 31, 1994 and December 31, 1993 respectively, Mr. Brennan received payments equal to these amounts which he immediately paid to the Company as payment of the interest amount due on the note. There is no net income or expense effect from these interest payments since the interest income earned by the Company offsets the payment expense. (See EMPLOYMENT AGREEMENT - C. M. BRENNAN III )

(5) Mr. Skibitsky was first employed as an executive officer by the Company on May 12, 1994.

(6) Under the terms of the Company's stock option plans the number of shares subject to options granted and the exercise price per share are proportionately adjusted in the event of stock dividends and other events described in the plans. The numbers of shares in the table reflect a 33 1/3% increase in the number of shares covered by such grants as a result of the Stock Dividend.

(7)  Option granted in 1992 was canceled in exchange for option granted in 1993.

(8) Includes $23,288 of relocation related expenses paid by the Company which expenses were associated with Mr. Skibitsky's relocation to the Chicago, Illinois area following his employment by the Company.

STOCK OPTIONS

     The following tables contain information concerning the stock options granted to, exercised by and held by the named executive officers in 1995. The number of shares reflect the impact of the Stock Dividend. The Company's Stock Option Plans do not provide for the grant of SARs. The Potential Realizable Values set forth result from calculations assuming 5% and 10% growth rates as set by the Securities Exchange Commission. The value of unexercised in-the-money options is calculated using the difference between fair market value of the Common Stock at December 31, 1995 ($10-7/8 per share) and the exercise price of the options.


                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     % of Total                                   Potential Realizable
                                    Options/SARs     Exercise                       Value at Assumed
                                     Granted to       or Base                     Annual Rates of Stock
                 Options/SARs       Employees in       Price        Expiration   Price Appreciation for
Name            Granted (#) (1)     Fiscal Year     ($/Sh) (1)         Date            Option Term
- ------------    ---------------     ------------    ----------      ----------   ------------------------
                                                                                   5% ($)       10% ($)
                                                                                 ----------    ----------
C.M. Brennan         40,000             17.8%          $8.16         01/02/05     205,271        520,198
R.J. Keller          10,000              4.4%          $8.16         01/02/05      51,318        130,049
R.J. Keller           6,667              3.0%         $10.87         10/23/05      45,576        115,499
W.S. Skibitsky       13,334              5.9%         $10.87         10/23/05      91,152        230,998
B.D. Nelson          16,667              7.4%          $8.16         01/02/05      85,427        216,488
E.C. Robbins         16,667              7.4%          $8.16         01/02/05      85,427        216,488

             AGGREGATED OPTION/SAR EXERCISED IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUE

                                                                                                   Value of
                                                                            Number of             Unexercised
                                                                           Unexercised            In-the Money
                                                                          Options/SARs            Options/SARs
                                                                        at FY-End (#) (1)         at FY-End ($)
                                                                        -----------------         -------------
                                   No. Shares
                                    Acquired      Dollar Value           Exercisable/              Exercisable/
Name                              on Exercise       Realized             Unexercisable             Unexercisable
- ---------------------------       -----------     ------------        ------------------          --------------
Charles M. Brennan III                 0               $0            E           228,334              1,138,525
                                                                     U           103,333                 73,950

William S. Skibitsky                   0               $0            E             8,333                 17,874
                                                                     U            38,335                 53,628

Elliott C. Robbins                     0               $0            E            23,499                125,832
                                                                     U            23,169                 68,740

Byron D. Nelson                        0               $0            E            23,499                125,832
                                                                     U            23,169                 68,740


(1) Adjusted to reflect the Stock Dividend.

PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                  AMONG MYR GROUP INC., THE NYSE MARKET INDEX
             THE DOW JONES HEAVY CONSTRUCTION INDUSTRY GROUP INDEX


                                   [GRAPH]


COMPANY                      1990    1991    1992    1993    1994    1995
- -------                      ----  ------  ------  ------  ------  ------
MYR Group Inc.                100  100.28  103.77   73.94   75.38  101.08
DJ Heavy Construction Group   100  122.42  123.17  136.62  105.39  121.16
NYSE Market Index             100  129.41  135.50  153.85  153.86  195.61

     The above graph compares the performance of MYR Group Inc. with that of the New York Stock Exchange Market Index and the Dow Jones Heavy Construction Industry Group Index (DJHCI) which is a published industry index. The companies which comprise the Dow Jones Heavy Construction Industry Group are:
Abrams Industries, Inc.; Ameron Inc.; Astec Industries; Guy F. Atkinson Company; Michael Baker Company; Banister Foundation, Inc.; Blount International Inc. (A); Blount International Inc. (B); CRSS, Inc.; Devcon International; Dycom Inc.; Empresas ICA Sociedad; Flour Corporation; Foster Wheeler; Gencor Industries Inc.; Gilbert Associates, Inc.; Goldfield Corporation; Graham Corporation; Greiner Engineering; Grupo Mexico Desarrollo B; Grupo Mexico Desarrollo L; Grupo Tribasa AS DE CV; Huntway Partners LP; Insituform East, Inc.; Institform Mid-America Inc.; Instituform Technologies; Jacobs Engineering; JLG Industries, Inc.; Kasler Holding Corporation; Morrison Knudsen; MYR Group Inc.; Porter McLeod National; Quantum Learning Systems; Randers Group Inc.; Rexworks Inc.; Robertson-CECO Company; Stone and Webster; TRC Companies, Inc.; Turner Corporation; and Zurn Industries.

     The comparison of total return on investment based upon the changes in year end price plus reinvested dividends for each period is calculated assuming $100 was invested on January 1, 1991 in MYR Group Inc., the companies which comprise the NYSE Market Index and the companies which comprise the DJHCI. For the NYSE and the DJHCI comparison, the assumed investment is based upon a market weighted calculation.

EMPLOYMENT AGREEMENT - C. M. BRENNAN III

     The Company and Charles M. Brennan III entered into an amended and restated employment agreement dated as of December 23, 1991 ("Brennan Agreement"). The Brennan Agreement covers the period from December 23, 1991 to December 31, 1996 and provides that the Company agrees to employ Mr. Brennan as Chairman and Chief Executive Officer at a base compensation of not less than $250,000 per year. The Brennan Agreement provides that Mr. Brennan is entitled to receive a bonus for each of the years 1991 through 1996 in accordance with the terms of any incentive compensation plan as such plan may exist from time to time during the term of the Brennan Agreement.

     The Brennan Agreement provides that, in the event Mr. Brennan's employment terminates, as a result of his death or disability, the Company is obligated to pay to him or his estate the base compensation then accrued but unpaid and the proportionate bonus for the year in which such termination occurs. The proportionate bonus is to be calculated assuming the Company's performance equals 100% of its targeted performance in the Company's business plan for such year.

     The Brennan Agreement further provides that the Company shall have the right to terminate Mr. Brennan's employment for Good Cause (as defined) with no liability to Mr. Brennan except the obligation to pay him his accrued but unpaid base compensation. The Brennan Agreement also provides that Mr. Brennan may terminate his employment for Good Reason (as defined). In such event, Mr. Brennan is entitled to receive a cash payment equal to the greater of (i) the present value of all amounts he would have been entitled to under the Brennan Agreement including bonuses calculated on the basis that the Company performance would equal 100% of its targeted performance provided for in the Company's business plan or (ii) the sum of (a) Mr. Brennan's salary for one year at the highest rate in effect after December 23, 1991 and (b) the bonus which would have been paid for the year in which such termination occurs calculated as if the Company achieved 100% of targeted performance provided in its business plan. In the event of the termination of Mr. Brennan's employment by the Company other than for Good Cause (as defined), the Brennan Agreement provides that Mr. Brennan will be entitled to the same amount as if Mr. Brennan had terminated his employment for Good Reason.

INDEBTEDNESS OF MANAGEMENT

     During 1991, the Board of Directors granted to Mr. Brennan, in lieu of any retirement benefit generally not available to all salaried employees, a stock option to purchase 50,000 shares of Common Stock under the Company's 1990 Stock Option Plan (the "Brennan Option") and the Board of Directors provided Mr. Brennan a cash grant of $731,500 restricted in its use to the exercise of the Brennan Option. As part of the Brennan Agreement, the Company agreed to lend $680,000 to Mr. Brennan and to provide him a cash grant of $51,500 upon execution of the Brennan Agreement. Mr. Brennan used the proceeds of the loan and the $51,500 to return to the Company the $731,500 previously received by him and used for the exercise of the stock option. The loan of $680,000 is evidenced by a promissory note delivered to the Company by Mr. Brennan and is payable in equal installments of $68,000 (plus interest thereon at the applicable Federal rate under Section 1274(d) of the Internal Revenue Code of
1986) on December 31 of each year commencing on December 31, 1992 and thereafter through December 31, 2001. The promissory note is secured by shares of Common Stock. The Brennan Agreement provides that Mr. Brennan is entitled to receive, on December 31 on each of the years 1992 through 1996, a payment in an amount equal to the principal and interest payment due to the Company from Mr. Brennan for such years under the above described promissory note. The Brennan Agreement provides that, in the event Mr. Brennan's employment terminates as a result of his death or disability, the Company will forgive all remaining unpaid principal and interest under the promissory note described above.

     On July 24, 1994, the Company made a loan to William S. Skibitsky and his wife in the amount of $150,000 to assist them in the purchase of a home in the Chicago area. The loan was evidenced by a promissory note dated July 24, 1994 executed by Mr. and Mrs. Skibitsky. On August 10, 1995 the promissory note was replaced with a new promissory note secured by a second mortgage deed on real property owned by Mr. and Mrs. Skibitsky in Avon, Connecticut. The terms of the note provide that the principal is due and payable five working days following the sale of the property or on August 10, 1997, whichever first occurs.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT

     The table set forth below contains information as of March 1, 1996 concerning beneficial ownership of Common Stock by directors, named executive officers, all directors and executive officers as a group.


                                     Shares      Exercisable    Percentage
                                  Beneficially      Stock      of the Shares
                                     Owned         Options      Outstanding
                                  -------------  ------------  -------------
Charles M. Brennan II                 523,666       228,334        22.1%
William G. Brown                       66,669        14,333         2.5%
Allan E. Bulley, Jr.                   16,000        14,333          (1)
John M. Harlan                          - 0 -         6,666          (1)
Bide L. Thomas                          2,000        10,999          (1)
Ronald J. Keller                        - 0 -         2,500          (1)
William S. Skibitsky                    - 0 -         8,333          (1)
Elliott C. Robbins                     16,799        23,499         1.3%
Byron D. Nelson                        16,666        23,499         1.3%
All directors and executive officers  641,800       332,496        27.8%

(1)  Less than 1%.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is information as of December 31, 1995 (unless otherwise indicated) concerning other principal stockholders known to the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock.

                                   Shares      Percentage
                                Beneficially  of the Shares
                                   Owned       Outstanding
                                ------------  -------------
Heartland Advisors, Inc.          311,333         9.78%
790 N. Milwaukee St.
Milwaukee, WI  53202
(as of February 29, 1996)

Shufro, Rose & Ehrman, Inc.       186,727         5.88%
745 Fifth Avenue
New York, NY  10151-2600

T. Rowe Price Associates, Inc.    213,333         6.70%
P. O. Box 89000
Baltimore, MD  21289-1009

Dimensional Fund Advisors Inc.    170,317         5.36%
1299 Ocean Avenue
Santa Monica, CA 90401

                               OTHER INFORMATION

FINANCIAL STATEMENTS AND AUDITORS

     Stockholders are referred to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 for financial and other information about the Company, but the report is not incorporated in this statement and is not deemed to be a part of the proxy soliciting material.

     Deloitte & Touche was the Company's auditor for 1995. The Board of Directors has not selected the Company's auditors for 1996. Auditors will be selected by the Board upon a recommendation by the Audit Committee. A representative of Deloitte & Touche will be present at the Annual Meeting. He will have the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

     Proposals specified in the Company's proxy materials. Any proposal which a stockholder wishes to have considered by the Company for inclusion in the proxy materials of the Board of Directors for the 1997 annual meeting of stockholders should be sent to the Secretary of the Company in writing and must be received before December 31, 1996.

     Proposals otherwise properly brought before a meeting. Stockholders wishing to present proposals for action at a meeting of the Company's stockholders must do so in accordance with the Company's bylaws. A stockholder must give timely notice of the proposed business to the Secretary of the Company. To be timely, a stockholder's notice must be in writing, delivered to or mailed, postage prepaid, to and received by the Secretary of the Company not less than 45 days nor more than 60 days prior to the meeting, provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder, to be timely, must be received by the Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure was made. For each matter the stockholder proposes to bring before the meeting, the notice to the Secretary must include:
(i) a brief description of the business desired to be brought before the meeting; (ii) the name and address of the stockholder proposing the business;
(iii) the class and number of shares of the Company which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

     The Chairman of the meeting may, if the facts warrant, determine and declare that business was not properly brought before the meeting in accordance with the Company's bylaws. If the Chairman does so, the business shall not be transacted.

STOCKHOLDER NOMINATIONS FOR DIRECTOR

     Nominations specified in the Company's proxy materials. The Board of Directors will consider any candidate recommended by a stockholder of the Company for nomination as a director for election at the 1997 annual meeting of stockholders provided that written notice of such recommendation is received by the Secretary of the Company before December 31, 1996. The notice is required to set forth: (i) the name and address of the stockholder making the recommendation; (ii) the name, age, business address and, if known, residence address of each proposed nominee; (iii) the principal occupation or employment of each proposed nominee and other relevant biographical information concerning the proposed nominee; (iv) a detailed statement of the proposed nominee's qualifications; (v) the number of shares of stock of the Company which are beneficially owned by each proposed nominee and by the stockholder making the recommendation; (vi) a description of all arrangements or understandings between the stockholder making the recommendation and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the proposed nomination or nominations are to be made; (vii) any other information concerning the proposed nominee that must be disclosed with respect to nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (viii) the executed consent of each proposed nominee to serve as a director of the Company if nominated and elected.

     Nominations to be made directly by a stockholder at a meeting. In accordance with the Company's bylaws, stockholders wishing to directly nominate candidates for the Board of Directors must do so in writing, delivered to or mailed, postage prepaid, to and received by the Secretary of the Company not less than 45 days or more than 60 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given to stockholders, the nomination must be received by the Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. The notice is required to set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, age, business address and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the Company which are beneficially owned by each nominee and by the nominating stockholder; (v) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; (vi) any other information concerning the nominee that must be disclosed with respect to nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (vii) the executed consent of each nominee to serve as a director of the Company if elected.

     The Chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the proper procedures. If the Chairman does so, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     Byron D. Nelson
                                     Secretary


Suite 200
2550 West Golf Road
Rolling Meadows, Illinois  60008
April 15, 1996

                                                                      Appendix A


                   MYR GROUP INC. 1996 NON-EMPLOYEE DIRECTOR
                              STOCK OWNERSHIP PLAN

                        ARTICLE I - PURPOSE OF THE PLAN

The purpose of the MYR Group Inc. Non-Employee Director Stock Ownership Plan is to further the growth, development, and financial success of the Company by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable Non-Employee Directors by enabling them to participate in the Company's growth and by linking the personal interests of Non-Employee Directors to those of the Company's shareholders.

ARTICLE II - CERTAIN DEFINITIONS


Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
2.1     "Award" means a grant of Restricted Stock under the Plan.
2.2     "Board" means the Board of Directors of  MYR Group Inc.
2.3     "Change of Control" shall have the meaning set forth in Section 7.2.
2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.
2.5     "Company" means MYR Group Inc.
2.6     "Disability" means total disability within the meaning of Section
        22(e)(3)
        of the Code.
2.7 "Employee" means any full time worker, paid hourly or by salary, in the employment of the Company or any of its subsidiaries.
2.8     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
2.9 "Nonemployee Director" means any individual who is a member of the Board of the Company, but who is not otherwise an Employee of the Company.
2.10 "Participant" means a Non-Employee Director who has been awarded stock under the Plan.
2.11 "Plan" means the MYR Group Inc. 1996Non-Employee Director Stock Ownership Plan.
2.12 "Restricted Stock" or "Restricted Shares" means shares of common stock of the Company granted to a Non-Employee Director under the Plan.
2.13 "Retirement" means cessation of membership on the Board of the Company for any reason other than death, disability or for cause.
2.14    "Stock" or "Shares" means common stock of the Company.

                           ARTICLE III - ADMINISTRATION

3.1 ADMINISTRATION OF PLAN. The Plan shall be administered by the Board, subject to the restrictions set forth in the Plan.

3.2 AUTHORITY OF THE BOARD. The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. Any action taken by the Board with respect to the administration of the Plan which would result in any Non-Employee Director ceasing to be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act shall be null and void.

3.3 EFFECT OF BOARD DETERMINATIONS. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Participants and their estates and beneficiaries.

ARTICLE IV - ELIGIBILITY

4.1 Persons eligible to participate in the Plan shall be limited to the Non-Employee Directors of the Company.

ARTICLE V - SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment as provided herein, the total number of Shares available for Award under the Plan may not exceed 50,000. If any Shares awarded under the Plan shall be forfeited, such Shares shall again become available for future Awards under the Plan.

5.2 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Board may make such adjustments to outstanding Awards to prevent dilution or enlargement of rights.

ARTICLE VI - RESTRICTED STOCK

6.1 AWARDS OF RESTRICTED STOCK. Each Non-Employee shall have the right to elect, in writing filed with the Secretary of the Company, to receive all or part of his or her annual retainer fee, in Shares of Restricted Stock payable on the dates of annual meetings of stockholders. The number of Restricted Shares so awarded shall be determined by dividing the amount of the retainer to be paid in Restricted Shares by the average of the closing prices of the Company's Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal, Midwest Edition, for the ten trading days immediately preceding the date of such annual meeting and rounding to the nearest whole number. Elections shall be made not less than six months prior to the date of the annual meeting on which the election is to be effective, except that a participant may make an election with respect to year beginning on the date of the 1996 annual meeting shall be made prior to April 30, 1996. A Participant's election shall remain in effect from year to year until changed by the Participant. No change in an election shall be effective prior to an annual meeting date at least six months after the date of the written notice of change is received by the Secretary of the Company.

6.2 TRANSFERABILITY AND CUSTODY. The Restricted Shares awarded to a Non-Employee Director may not be sold, pledged, assigned, transferred, gifted or otherwise alienated or hypothecated until such time as the restrictions with respect to such Shares have lapsed as provided herein. At the time Restricted Shares are awarded to a Participant, stock certificates representing the Restricted Stock shall be issued in the name of the Participant. Thereupon the Participant shall become a stockholder of the Company with respect to such Restricted Stock and shall be entitled to vote the shares and be entitled to receive all dividends. If all or part of a dividend is paid in Stock, the Stock shall be held by the Company subject to the same restrictions as the Restricted Stock that is the basis for the dividend. All stock certificates representing Restricted Shares shall be held in custody by the Company for the account of the Participant, together with stock powers executed by the Participant in favor of the Company.

6.3 OTHER RESTRICTIONS. The Company may impose such other restrictions on Shares granted pursuant to the Plan as it may deem necessary or advisable including, without limitation, imprinting a legend on the certificates and restrictions to achieve compliance with Securities laws and stock exchange requirements.

6.4     LAPSE OF RESTRICTIONS.  The restrictions provided in Sections 6.2 and
6.3 shall remain in effect until, and shall lapse only upon, the earlier of (a) five years from the date of the Award or (b) the termination of a Participant's service as a Director by reason of death, Disability, or Retirement from the Board. Upon lapse of the restrictions, the certificates representing the Shares shall thereafter be delivered to the Participant, or in the case of Participant's death or Disability, to the Participant's personal representative or to the person to whom such shares are transferred by will or by the applicable laws of descent and distribution.

6.5 TERMINATION FOR CAUSE. In the event the Participant's service as a Director is terminated on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Company, all Restricted Shares awarded to such Participant prior to the date of termination shall be immediately forfeited.

6.6 WITHHOLDING OF TAXES. The Company shall have the right to collect cash from Participants in an amount necessary to satisfy any Federal, state or local withholding tax requirements.

                        ARTICLE VII - CHANGE IN CONTROL

7.1 EFFECT OF CHANGE OF CONTROL. Notwithstanding the provisions of Article VI herein, upon the occurrence of an event of Change of Control:


        (a) the Restrictions imposed on the Restricted Stock shall lapse, and the Restricted Stock shall vest in the Participant, and

        (b) within ten (10) business days after the occurrence of a Change of Control, the certificates representing the Restricted Stock so vested, without any restriction or legend thereon, shall be delivered to the Participant.

7.2 The term "Change of Control" shall mean the occurrence of any of the following events:

        (a) The acquisition, by a person or group of persons acting in concert, of a beneficial ownership interest in the Company, resulting in the total beneficial ownership of such persons or group of persons (excluding C. M. Brennan III so long as he is a director of the Company) equaling or exceeding 30% of the outstanding common stock of the Company; provided, however, that no such person or group of persons shall be deemed to beneficially own (i) any common stock acquired directly from the Company or (ii) any common stock held by the Company or any of its subsidiaries or any employee benefit plan (or any related trust) of the Company or its subsidiaries. The Change in Control shall be deemed to occur on the date the beneficial ownership of the acquiring person or group of persons first equals or exceeds 30% of the outstanding common stock of the Company.

        (b) A change, within any period of thirty-six (36) months or less, in the composition of the Board such that at the end of such period a majority of the directors who are then serving were not serving at the beginning of such period, unless at the end of such period the majority of the directors in office were nominated upon the recommendation of a majority of the Board at the beginning of such period. The Change in Control shall be deemed to occur on the date the last director necessary to result in a Change in Control takes office or resigns from office, as applicable.

        (c) Approval by stockholders of the Company of a merger, consolidation or other reorganization having substantially the same effect, or the sale of all or substantially all the consolidated assets of the Company in each case, with respect to which the persons or group of persons (excluding C. M. Brennan III so long as he is a director of the Company) who were the respective beneficial owners of the common stock or warrants immediately prior to such event do not, following such event, beneficially own, directly or indirectly, more than 30% of, respectively the then outstanding voting securities of the Company resulting from such event or the Company purchasing or receiving assets pursuant to such event. The Change in Control shall be deemed to occur on the date on which the transaction is approved by the Company's stockholders.

             ARTICLE VII - AMENDMENT, MODIFICATION AND TERMINATION

8.1 AMENDMENT, MODIFICATION AND TERMINATION. Subject to the terms set forth in this Section 8.1, the Board may terminate, amend, or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the amount, the price or the timing of Awards to Non-Employee Directors may not be amended, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rule thereunder. The Plan shall terminate when all of the Shares subject to it have been awarded according to the provisions of the Plan. However, in no event shall an award be made under the Plan on or after December 31, 2005.

        Without the approval of the voting stockholders of the Company as may be required by the rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect thereto, no such termination, amendment or modification may:

        (a) Materially increase the total number of Shares which may be available for grants of Awards under the Plan, except as provided in Section 5.2 herein; or

        (b) Materially modify the requirements with respect to eligibility to participate in the Plan; or

        (c) Materially increase the benefits accruing to Non-Employee Directors under the Plan.

8.2 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment or modification of the Plan shall materially affect, in an adverse manner, any Award previously granted under the Plan, without the consent of the Non-Employee Director holding the Award.

                      ARTICLE IX - NO RIGHT OF NOMINATION

9.1 Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Participant for reelection by the Company's stockholders.

                        ARTICLE X - REQUIREMENTS OF LAW

10.1 The granting of Awards under the Plan and the issuance of stock certificates shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                          ARTICLE XI - EFFECTIVE DATE

11.1 The Plan shall become deemed to be effective as of March 20, 1996, the date which the Plan was adopted by the Board, upon approval by the holders of a majority of the shares of common stock at a meeting of stockholders of the Company.

                                                                      Appendix B




                                    FORM OF
                                 MYR GROUP INC.
                             (1989/1990/1992/1995)
                     STOCK OPTION AND RESTRICTED STOCK PLAN
                              AMENDED AND RESTATED
                                 MARCH 20, 1996


     1. STATEMENT OF PURPOSE. The purpose of this Stock Option and Restricted Stock Plan (the "Plan") is to benefit MYR Group Inc. (the "Company") and its subsidiaries through the maintenance and development of management by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging them to continue their involvement with the Company or its subsidiaries.

     2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board"), consisting of not less than two members of the Board who are not employees or officers of the Company or any of its subsidiaries. Each member of the Committee shall be appointed from time to time by the Board and shall serve at the pleasure of the Board. Only "disinterested persons", as such term is defined in Section 16b-3(c)(2)(i) of the Securities Exchange Act of 1934 (as amended), shall serve as members of the Committee. The Board of Directors may from time to time, create a management subcommittee consisting of officers of the Company, and delegate to such subcommittee the authority to grant options to non-officer employees of the Company subject to subsequent ratification of the grants by the Committee.

     Subject to the terms of the Plan, the Committee shall have the authority, in its sole discretion, (a) to determine the individuals to whom options are granted under the Plan; (b) to determine the number of shares subject to each option; (c) to determine the exercise price per share of each option (subject to Section 5 of the Plan); (d) to determine the time or times when options are granted; (d) to determine the time or times when, or conditions upon which, each option becomes exercisable; (e) to accelerate the exercisability of any option granted pursuant to the Plan including with respect to options held by employees whose employment has been terminated by reason of death, permanent disability or retirement; (f) to determine the term of each option (subject to Section 6 of the Plan); (g) to prescribe the form or forms of agreements which evidence options granted under the Plan; and (h) to interpret the Plan and to adopt rules or regulations (consistent with the terms of the Plan) which, in the Committee's opinion, may be necessary or advisable for the administration of the Plan. Any action taken or decision made by the Committee in connection with the administration and interpretation of the Plan shall, to the extent permitted by law, be conclusive and binding upon grantees of options under the Plan, including any transferee or assignee of any option granted under the Plan or any person claiming rights under or through such optionee.

     In addition, the Committee shall have the authority, in its sole discretion, (a) to determine the individuals to whom shares of restricted stock are granted under the Plan ("Restricted Shares"); (b) to determine the number of Restricted Shares subject to each such grant; (c) to determine the time or times when Restricted Shares are granted; (d) to determine the time or times when, or conditions upon which, the restrictions on such Restricted Shares lapse (the duration of such restrictions hereinafter referred to as the "Restricted Period"); (e) to accelerate the Restricted Period for Restricted Shares granted pursuant to the Plan; (f) to determine the term of each grant of Restricted Shares; (g) to prescribe the form or forms of agreements which evidence Restricted Shares granted under the Plan ("Restricted Stock Agreement"); and (h) to interpret the Plan and to adopt rules or regulations (consistent with the terms of the Plan) which, in the Committee's opinion, may be necessary or advisable for the administration of the Plan.

     3. ELIGIBILITY. Options and Restricted Shares may be granted to key employees of the Company and its subsidiaries selected initially and from time to time thereafter by the Committee in its sole discretion on the basis of their importance to the business of the Company or its subsidiaries.

     4. GRANTING OF OPTIONS AND RESTRICTED SHARES. Options and Restricted Shares may be granted under the Plan under which a total of not in excess of (1989 Plan - 400,000 shares; 1990 Plan - 266,667 shares; 1992 Plan - 266,667 shares; 1995 Plan - 400,000 shares) of common stock of the Company, $1.00 par value ("Common Stock"), may be purchased from or provided by the Company, subject to adjustment as provided in Section 10. Options granted under the Plan will not be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

     The number of shares of Common Stock covered by any option or options together with the number of shares of Restricted Stock granted to any single individual shall not, in the aggregate exceed 75% of the number of shares of Common Stock authorized for issuance under the Plan. This limitation includes options or Restricted Shares which are granted or forfeited and regranted or reissued.

     In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may be made the subject of options granted hereunder (including without limitation options granted in substitution for canceled options). Shares subject to options or granted as Restricted Shares may be made available from unissued or reacquired shares of Common Stock.

     5. OPTION EXERCISE PRICE. The option exercise price of each option shall be determined by the Committee and, subject to the provisions of Section 10 hereof, shall be not less than 100% of the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option. Any determination of the fair market value or of the method of computing fair market value of a share of Common Stock made by the Committee pursuant to any provision of this Plan shall be final, binding and conclusive on all parties.

     6. DURATION OF OPTIONS, INCREMENTS, AND EXTENSIONS AND RIGHTS AND RESTRICTIONS GOVERNING RESTRICTED SHARES. (a) Subject to the provisions of Paragraph 8, each option shall be for a term of not more than ten years as shall be determined by the Committee at the date of the grant. The Committee shall have the authority to determine with respect to each option the time or times at which, or the conditions upon which, any option, or portions thereof, shall become exercisable.

     (b) The Committee, in its discretion, may accelerate the exercisability of all or any portion of any option; or at any time prior to the expiration or termination of any option previously granted, extend the term of any option for such additional period as the Committee in its discretion shall determine, except that the aggregate term of any such option, including the original term of the option and any extensions thereof, shall in no event exceed ten years from the date of the original grant.

     (c) At the time of grant of Restricted Shares, subject to the receipt by the Company of any applicable consideration for such Restricted Shares, one or more certificates representing the appropriate number of shares of Common Stock granted to and individual shall be registered either in his name or fir his benefit either individually or collectively with others, but shall be held by the Company for the account of the individual. The individual shall have all rights of a holder as to such shares of Common Stock, including the right to receive cash dividends, to exercise rights, and to vote such Common Stock and any securities issued upon exercise of rights, subject to the following restrictions; (a) the individual shall not be entitled to delivery of certificates representing such shares of Common Stock, including certificates issued as a result of stock dividends paid, and any other such securities until the expiration of the Restricted Period, (b) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period, and (c) all of the Restricted Shares shall be forfeited and all rights of the individual to such Restricted Shares shall terminate without further obligation on the part of the Company unless the individual remains in the continuous employment of the Company for the entire Restricted Period in relation to which such Restricted Share were granted, except as otherwise allowed by Section 8 hereof. Any shares of Common Stock or other securities or property received with respect to such shares shall be subject to the same restrictions as such Restricted Shares.

     7. EXERCISE OF OPTIONS AND PAYMENTS OF RESTRICTED SHARES. (a) An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased in cash or by check, except that the Committee may permit, in its discretion, the purchase price to be paid in any other manner, including but not limited to, payment, in whole or in part, by the delivery to the Company of shares of Common Stock in such manner as the Committee may specify. Shares of the Common Stock delivered upon exercise of an option shall be valued at their fair market value as of the close of business on the date preceding the date of exercise as determined by the Committee.

     (b) At the time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent.

     (c) Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law or approval of any regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     (d) At the time of the exercise of any option or receipt of shares of Common Stock by the grantee of Restricted Shares, the Company may require, as a condition of the exercise of such option or delivery of shares upon the lapse of restrictions on Restricted Shares, that the optionee pay to the Company, in such manner and under such conditions as the Committee may specify, an amount equal to the amount of the tax the Company may be required to withhold as a result of the exercise of such option by the optionee or the receipt of shares of Common Stock by the grantee of Restricted Shares.

     (e) At the end of the Restricted Period, all restrictions contained in the Restricted Share Agreement and in the Plan shall lapse as to the Restricted Shares granted in relation to such Restricted Period, and one or more stock certificates for the appropriate number of shares of Common Stock, free of restrictions, shall be delivered to the individual.

     (f) The Company may, in its sole discretion, offer an individual the right, by execution of a written agreement, to defer the receipt of all or any portion of the Restricted Shares. If such an election to defer is made, the delivery of the Restricted Shares shall be deferred as stock units equal in number to and exchangeable, at the end of the deferral period, for the number of shares of Common Stock that would have been paid to the individual. Such stock units shall represent only a contractual right and shall not give the individual any interest, right or title to any shares of Common Stock during the deferral period. The cash receivable in payment for fractional shares receivable shall be deferred as cash units. Deferred stock units may be credited annually with the appreciation factor contained in the deferred compensation agreement or plan, which may include dividend equivalents. All other terms and conditions of deferred payments shall be as contained in the written agreements.

     8. EXERCISE AFTER TERMINATION OF EMPLOYMENT. (a) Any optionee whose employment is terminated for any reason other than death, permanent disability, or retirement may exercise his or her option to the extent exercisable at the date of such termination at any time during its specified term prior to the 90th day after the date of such termination, provided, however, that if the optionee's employment is terminated for cause such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment.

     (b) In the event of termination of employment because of death, permanent disability (as that term is defined in Section 22(e) (3) of the Code, as now in effect or as subsequently amended) or retirement (as hereinafter defined), an option may be exercised to the extent exercisable at the date of such termination (or to the extent exercisability has been accelerated by the Committee in its sole discretion) by the optionee or, if the optionee is not living, by the optionee's heirs, legatees, or legal representative, as the case may be, at any time during its specified term prior to the third anniversary of the date of death, permanent disability or retirement (as hereinafter defined). Retirement as used herein shall mean termination of employment (other than for death or disability) at any date after (I) the employee reaches age 60 and (ii) the sum of the terminated employee's age added to the number of years such employee was employed by the Company or any of its subsidiaries is equal to or greater than 75.

     (c) Notwithstanding the provisions of 8(a) and 8(b) above, the Committee may specify other provisions in the form of agreement evidencing an option with
respect to the exercise of such option after the   optionee's termination of
employment.

     (d) If an individual ceases to be an employee of the Company by reason of death, disability or retirement (as such terms are described in subsection (b) above) prior to the end of a Restricted Period, all Restricted Shares granted to such individual are immediately payable in the manner set forth in Section 7(e), Upon a termination of employment for a reason other than death, disability or retirement (as such terms are described in subsection (b) above) prior to the end of a Restricted Period, an individual shall immediately forfeit all Restricted Shares previously granted, unless the Committee, in its sole discretion, finds that the circumstances in the particular case so warrant and allow a Participant whose employment has so terminated to retain any or all of the Restricted Shares granted to such individual.

     9. NON-TRANSFERABILITY OF OPTIONS. Except as provided below, no option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 (as amended), and each option shall be exercisable during an optionee's lifetime only by such optionee.

     Notwithstanding the above, the Committee may, in its discretion, grant or amend an option which would permit the optionee, at any time prior to his or her death, to transfer or assign all or any portion of such option to: (i) his or her spouse or lineal descendants or the spouse or spouses of his or her lineal descendants; (ii) the trustee of a trust established for the benefit of his or her spouse or lineal descendants or the spouse or spouses of his or her lineal descendants; or (iii) a partnership whose only partners are the spouse and/or lineal descendants and/or the spouse or spouses of the lineal descendants of the optionee; provided that the form of agreement evidencing such option specifically sets forth the transfer limitations, the optionee receives no consideration from the transferee or assignee, and the transferee or assignee is subject to all the conditions applicable to the option prior to the grant. Any such transfer or assignment shall be evidenced by an appropriate written document executed by the optionee and a copy of such document shall be delivered to the Committee on or prior to the effective date of the transfer or assignment.

     10. ADJUSTMENT. (a) In the event that the Company's outstanding Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to this Plan and to options granted under this Plan shall be proportionately adjusted.

     (b) In case of any capital reorganization, or of any reclassification of the Common Stock or in case of a consolidation of the Company with or the merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of outstanding shares of Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, the Company, or the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, shall determine that upon exercise of options granted under the Plan after such capital reorganization, reclassification, consolidation, merger or sale there shall be issuable upon exercise of an option a kind and amount of shares of stock or other securities or property (which may, as an example, be a fixed amount of cash equal to the consideration paid to stockholders of the Company for shares transferred or sold by them) which the holders of the Common Stock (immediately prior to the time of such capital reorganization, reclassification, consolidation, merger or sale) are entitled to receive in such transaction as in the judgment of the Board of Directors is required to compensate equitably for the effect of such event upon the exercise rights of the optionees. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

     (c) In the event of any such adjustment the purchase price per share shall be appropriately adjusted.

     11. DIVIDEND EQUIVALENT PAYMENTS. The Committee, in its sole discretion, may provide with respect any option granted under the Plan that, on each date on which cash dividends are paid on shares of Common Stock the Company will pay to the optionee holding such option an amount in cash equal to the amount of the dividends that would have been paid to such optionee had the optionee owned that number of shares of Common Stock for which such option is then currently exercisable or for that number of shares for which such option was granted regardless of whether or not such option is currently exercisable.

     12. AMENDMENT OF PLAN. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall change or impair any option previously granted without the consent of the optionee, increase the maximum number of shares which may be purchased by all optionees, change the minimum purchase price, or permit granting of options to the members of the Committee.

     13. CONTINUED EMPLOYMENT. Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to continue to be employed by the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate such optionee's employment at any time.

     14. EFFECTIVE DATE. The effective date of the Plan is (1989 Plan - January 3, 1989; 1990 Plan - October 26, 1989; 1992 Plan - March 12, 1992; 1995
Plan - January 3, 1995), the date of its adoption by the Board of Directors.
In no event shall a stock option or Restricted Stock be granted under the Plan after (1989 Plan - January 2, 1999; 1990 Plan - October 25, 1999; 1992 Plan - March 11, 2002; 1995 Plan - January 2, 2005). No Restricted Shares may be granted under the Plan until the amendment to the Plan adopted by the Board of Directors on March 20, 1996, as included in this Amended and Restated Plan, is approved by Stockholders.

PROXY                                                                   PROXY
                                 MYR GROUP INC.
                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 15, 1996

The stockholder(s) of MYR Group Inc. signing and dating such signature(s) on the reverse side hereof (the "STOCKHOLDER(S)") hereby appoint Charles M. Brennan III, Byron D. Nelson and Elliott C. Robbins proxies, with full authority, which may be exercised by any one or more of them, with power of substitution, to vote and act for the STOCKHOLDER(S) at the Annual Meeting of Stockholders to be held at the Meadows Corporate Center, English Room, 2850 West Golf Road, Rolling Meadows, Illinois, 60008 at 11:00 a.m. on Wednesday, May 15, 1996, and at any adjournment thereof, as designated on the reverse side hereof, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

/ / Check here for address change               / / Check here if you plan to
New Address:__________________________              attend the meeting
            __________________________
            __________________________

                  (Continued and to be signed on reverse side)

- --------------------------------------------------------------------------------

                                 MYR GROUP INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

1. Election of Class I Directors.                      For All                3. Approval of 1996 Non-
   Nominees: WILLIAM G. BROWN         For   Withheld   Except                    Employee Director Stock    For    Against   Abstain
             JOHN M. HARLAN           / /     / /       / /                      Ownership Plan.            / /      / /       / /
   THE BOARD OF DIRECTORS RECOMMENDS                            ____________     THE BOARD OF DIRECTORS
   VOTING FOR THE ELECTION OF                                Nominee Exception   RECOMMENDS VOTING FOR
   MR. BROWN AND MR. HARLAN.                                                     THE APPROVAL OF THE PLAN.

2. Approval of amendment to           For   Against   Abstain                 4. Approval of Amendment      For    Against   Abstain
   Certificate of Incorporation       / /     / /       / /                      to and Restatement of      / /      / /       / /
   increasing number of authorized                                               the Company's 1989,
   shares of Common Stock.                                                       1990, 1992 and 1995
   THE BOARD OF DIRECTORS RECOMMENDS                                             Stock Option Plans.
   VOTING FOR THE APPROVAL OF THE                                                THE BOARD OF DIRECTORS RECOMMENDS
   AMENDMENT TO THE CERTIFICATE OF                                               VOTING FOR THE APPROVAL OF THE
   INCORPORATION.                                                                AMENDMENT TO THE PLANS.


                                                                                 The undersigned acknowledges receipt of the Notice
                                                                                 of Annual Meeting of Stockholders and of the Proxy
                                                                                 Statement.

Signature(s)________________________________________________________________________ Dated:___________________________________, 1996

Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.
